EXHIBIT 3.2
FIFTH AMENDED AND RESTATED
R.H. DONNELLEY CORPORATION
BYLAWS
(As amended and in effect as of April 14, 2009)
ARTICLE I
STOCKHOLDERS
     Section 1. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board.
     Section 2. Special meetings of the stockholders may be held upon call of the Board, the Chairman of the Board or the President at such time and at such place within or without the State of Delaware, as may be fixed by the Board, the Chairman of the Board or the President, as the case may be, and as may be stated in the notice setting forth such call. The business transacted at a special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.
     Section 3. Except as otherwise provided by law, notice of the time, place and purpose or purposes of every meeting of stockholders shall be delivered personally or mailed not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the record of the corporation. Notice of any meeting of stockholders need not be given to any stockholder who shall waive notice thereof, before or after such meeting, in writing, or to any stockholder who shall attend such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     Section 4. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If there be no such quorum present in person or by proxy, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time.
     Section 5. Meetings of the stockholders shall be presided over by the Chairman of the Board or, if such officer is not present, by the Chief Executive Officer, the President or a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman shall appoint a secretary.

     Section 6. Each stockholder entitled to vote at any meeting may vote in person or by proxy for each share of stock held by such stockholder which has voting power upon the matter in question at the time but no proxy shall be voted on after one year from its date.
     Section 7. All elections of directors shall be by written ballot. All other voting need not be by written ballot, except upon demand therefor by the Board or the officer of the corporation presiding at the meeting of stockholders where the vote is to be taken. Except as otherwise provided by law, in all matters other than the election of directors, the affirmative vote of the majority of the voting power present in person or represented by proxy and entitled to vote shall be the act of the stockholders. The corporation will, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting will appoint one or more inspectors to act at the meeting. No director or candidate for the office of director shall be appointed as such inspector. Any inspector shall undertake to discharge the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.
     Section 8. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders (a) by or at the direction of the Board or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 8, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedure set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section.
     Section 9. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall be not more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action. If for any reason the Board shall not have fixed a record date for any such purpose, the record date for such purposes shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.
ARTICLE II
BOARD
     Section 1. (a) The Board shall consist of such number of directors, not less than three, as shall from time to time be fixed by resolution of the Board.
          (b) The directors shall be elected at each annual meeting of stockholders, except as provided in Section 2 of this Article II, and each director shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal; provided, however, that each director elected at or prior to the corporation’s 2008 annual meeting of stockholders for a term that is set to expire after the 2008 annual meeting of stockholders shall serve the entire term for which he or she was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal. Except as provided in Section 2 of this Article II, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the votes of the plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In this regard, unless otherwise provided by Delaware law, shares not present and shares voting “abstain” at any meeting for the election of directors at which a quorum is present shall not be counted for purposes of determining whether a nominee for director has received a majority of the votes cast at any such meeting. If a director is not elected, the director shall offer to tender his or her resignation to the Board. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Committee’s recommendation or the Board’s decision. In addition, if there are not at least two members of the Corporate Governance Committee who were elected at the meeting, then each of the independent members of the Board who were elected at the meeting shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them (which committee of the independent members shall act in lieu of the Corporate Governance Committee with respect to the resignation offers in such situation).
          (c) A majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the corporation’s Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders. If, for any reason, the Board shall not have been elected at an annual meeting, the Board may be elected as soon thereafter as convenient at a special meeting of stockholders called for that purpose in the manner provided in these bylaws.
     Section 2. Any vacancy on the Board that results from an increase in the number of directors or any other vacancy occurring in the Board may be filled for the remainder of the unexpired term by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement or removal; provided, however, that any successor director so chosen to fill the vacancy for a director that had been elected at or prior to the corporation’s 2008 annual meeting of stockholders shall serve the remaining term of such predecessor director and until such subsequent director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.
     Section 3. (a) Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.
          (b) Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the outstanding shares entitled to vote thereon at an election of directors.
     Section 4. Meetings of the Board shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of call of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than one day before the meeting. The notice of any meeting need not specify the purpose thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing.
     Section 5. The Board may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the Directors of the corporation which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. A majority of the members of a committee shall constitute a quorum for the transaction of its business. In the absence of disqualification of any member of any such committee or committees, but not in the case of a vacancy therein, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board, who is not an officer of the corporation or any of its subsidiaries, to act at the meeting for all purposes in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.
ARTICLE III
OFFICERS
     Section 1. The Board, as soon as may be practicable after each annual meeting of the stockholders, shall elect officers of the corporation, including a President, one or more Vice Presidents, a Secretary, a Controller and a Treasurer. The Board may also from time to time appoint such other officers (including one or more Assistant Vice Presidents, and one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power so to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board may determine. Any two offices may be held by the same person.
     Section 2. All officers of the corporation elected or appointed by the Board shall hold office until their respective successors are elected or appointed and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board.
     Section 3. Each of the officers of the corporation elected or appointed by the Board shall have powers and duties prescribed by law, by the bylaws or by the Board and, unless otherwise prescribed by the bylaws or by the Board, shall have such further powers and duties as ordinarily pertain to that office. Any officer, agent, or employee of the corporation may be required to give bond for the faithful discharge of such person’s duties in such sum and with such surety or sureties as the Board may from time to time prescribe.
     Section 4. There may be a Controller who shall exercise general supervision of and be responsible for the efficient operation of the Accounting Department of the corporation. The

Controller shall be consulted in the preparation of the annual budget of the corporation and shall render to the Chief Executive Officer from time to time and to the Board at each of the regular meetings of the Board statements necessary to keep them informed of the earnings, expenses and condition of the corporation, and shall bring to their notice any and all matters which the Controller may deem desirable to submit to their attention for the successful conduct of the business.
ARTICLE IV
CERTIFICATES OF STOCK; UNCERTIFICATED SHARES
     Section 1. The shares of stock of the corporation may be represented by Certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. The certificates for shares of stock shall be in such form as the Board may from time to time prescribe.
     Section 2. To the extent shares are represented by a certificate, the certificate of stock shall be signed by such officer or officers as may be permitted by law to sign (except that where any such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of any such officer or officers may be facsimiles), and shall be countersigned and registered in such manner, all as the Board may by resolution prescribe. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.
     Section 3. Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.
     Section 4. The Board of Directors may, in its discretion, appoint responsible banks or trust companies or other qualified institutions to act as transfer agents or registrars of the stock of the corporation. Any such bank, trust company or other qualified institution appointed to act as transfer agent or registrar of the stock of the corporation shall transfer stock of the corporation in accordance with its customary transfer procedures and in accordance with applicable laws and regulations.
     Section 5. No uncertificated shares or no certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board in its discretion may require.
     Section 6. The Board of Directors may make such additional rules and regulations as it may deem expedient, and not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation. All references to shares in these By-Laws shall refer to either shares represented by certificates or uncertificated stock, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated stock of the Corporation.
ARTICLE V
CORPORATE BOOKS
     The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board may from time to time determine.
ARTICLE VI
CHECKS, NOTES, PROXIES, ETC.
     All checks and drafts on the corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chairman of the Board, the Chief Executive Officer, the President, or by such officers as the Board may from time to time determine.
ARTICLE VII
FISCAL YEAR
     The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.
ARTICLE VIII
CORPORATE SEAL
     The corporate seal shall have inscribed thereon the name of the corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX
OFFICES
     The corporation and the stockholders and the directors may have offices outside of the State of Delaware at such places as shall be determined form time to time by the Board.
ARTICLE X
AMENDMENTS
     Subject to any limitations that may be imposed by the stockholders, the Board may make the bylaws and from time to time may alter, amend or repeal any bylaws, but any bylaws made by the Board or the stockholders may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting; provided, that notice of such proposed alteration, amendment or repeal is included in the notice of such meeting. Notwithstanding the preceding sentence, the following provisions may only be amended by a vote of at least 80% of the members of the entire Board: Section 1(b) and Section 1(c) of Article II of the bylaws, and Section 3 of Article II of the bylaws.
ARTICLE XI
INDEMNIFICATION
     Section 1. Indemnification of Directors and Officers. Directors and officers of the corporation shall be entitled to indemnification as provided in the corporation’s Certificate of Incorporation.
     Section 2. Repayment of Expenses. The corporation shall pay or reimburse (on an unsecured basis) the reasonable expenses (including attorney fees) incurred by any director or officer of the corporation in defending any action, suit or proceeding, whether civil, criminal or investigative, as contemplated by Article SIXTH of the corporation’s Certificate of Incorporation in advance of its final disposition if the corporation has received an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under Article SIXTH of the corporation’s Certificate of Incorporation or otherwise.
     Section 3. Non-Exclusivity of Rights. The rights conferred on any person by Article SIXTH of the corporation’s Certificate of Incorporation or this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 4. Amendment or Repeal. Any repeal or modification of any provisions of this Article XI shall not adversely affect any right or protection of any person in respect of any event, act or omission occurring prior to the time of such repeal or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).